Exhibit 99.1

FOR IMMEDIATE RELEASE

ELDORADO RESORTS, INC. ANNOUNCES

PRICING OF SENIOR NOTES OFFERING

Reno, Nev. (July 16, 2015) —  Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or the “Company”) announced today it priced its previously announced offering of $375 million in aggregate principal amount of senior notes due 2023 (the “Notes”) at an interest rate of 7% per annum and an issue price equal to 100% of the principal amount of the Notes.  The offering is expected to close on or about July 23, 2015, subject to customary closing conditions.

The Company intends to apply the net proceeds of the sale of the Notes, together with borrowings under a proposed new $425 million term loan, proceeds from the proposed sale of equity securities, borrowings under a proposed new $150 million revolving credit facility and cash on hand, to (i) purchase or otherwise redeem or discharge (a) all of the outstanding 8.625% Senior Secured Notes due 2019 issued by Eldorado Resorts LLC and Eldorado Capital Corp. and (b) all of the outstanding 11.50% Senior Secured Second Lien Notes due 2019 issued by MTR Gaming Group, Inc., (ii) pay the purchase price for the purchase of all of the assets of Circus Circus Reno and the 50% interest in the Silver Legacy joint venture (the “Silver Legacy Joint Venture”) that is currently owned by a subsidiary of MGM Resorts International and repay all amounts outstanding under the Silver Legacy Joint Venture credit facility, and (iii) pay fees and costs associated with such transactions.

The Notes will be offered to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act. The Notes will not be registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eldorado Resorts, Inc.

Eldorado Resorts, Inc. is a casino entertainment company that owns and operates six properties in five states, including the Eldorado Resort Casino and the Silver Legacy Resort Casino (currently a 50/50 joint venture with MGM Resorts International) in Reno, NV; the Eldorado Resort Casino in Shreveport, LA; Scioto Downs Racino in Columbus, OH; Mountaineer Casino Racetrack & Resort in Chester, WV; and Presque Isle Downs & Casino in Erie, PA.  For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information.  When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements.  Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements.  Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized.  There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release.  Other factors beyond those listed below could also adversely affect us.  Such risks, uncertainties and other important factors include, but are not limited to: our ability to consummate the purchase of Circus Circus Reno and the 50% interest in Silver Legacy; our ability to obtain financing for the purchase of Circus Circus Reno and the 50;% interest in Silver Legacy on terms that are acceptable to us, or at all; our ability to integrate the operations of Circus Circus Reno, the Silver Legacy and the MTR Gaming properties and realize the benefits of the Circus Reno/Silver Legacy Purchase, the merger with MTR Gaming and other future acquisitions; our substantial indebtedness and significant financial commitments could adversely affect our results of operations and our ability to service such obligations; we may not be able to refinance our substantial outstanding indebtedness on terms that are satisfactory to us, or at all; restrictions and limitations in agreements governing our debt could significantly affect our ability to operate our business and our liquidity; our facilities operate in very competitive environments and we face increasing competition; our dependence on our Nevada, Louisiana, West Virginia, Pennsylvania and Ohio casinos for substantially all of our revenues and cash flows; our operations are particularly sensitive to reductions in discretionary consumer spending and are affected by changes in general economic and market conditions; our gaming operations are highly regulated by governmental authorities and the cost of complying or the impact of failing to comply with such regulations; increases in gaming taxes and fees in jurisdictions in which we operate; risks relating to pending claims or future claims that may be brought against us; changes in interest rates and capital and credit markets; our ability to comply with certain covenants in our debt documents; the effect of disruptions to our information technology and other systems and infrastructure; construction factors relating to maintenance and expansion of operations; our ability to attract and retain customers; weather or road conditions limiting access to our properties; the effect of war, terrorist activity, natural disasters and other catastrophic events; and the intense competition to attract and retain management and key employees in the gaming industry.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.  These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni, Richard Land
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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